Exhibit 4.3

EIGHTH SUPPLEMENTAL INDENTURE

CARRIZO OIL & GAS, INC.,

the Subsidiary Guarantors named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

8.625% Senior Notes due 2018

August 5, 2011

TABLE OF CONTENTS

ARTICLE ONE GUARANTEE	2

SECTION 101 Guarantee	2

ARTICLE TWO MISCELLANEOUS PROVISIONS	2

SECTION 201 Integral Part	2
SECTION 202 General Definitions	2
SECTION 203 Adoption, Ratification and Confirmation	2
SECTION 204 The Trustee	2
SECTION 205 Counterparts	2
SECTION 206 Governing Law	3

i

CARRIZO OIL & GAS, INC.

EIGHTH SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE, dated as of August 5, 2011 among Carrizo Oil and Gas, Inc., a Texas corporation (the “Company”), Carrizo (Eagle Ford) LLC, a Delaware limited liability company (“Carrizo Eagle Ford”), and Carrizo (Niobrara) LLC, a Delaware limited liability company (“Carrizo Niobrara,” and together with Carrizo Eagle Ford, the “Guaranteeing Subsidiaries”), which are wholly-owned subsidiaries of the Company, each of the existing Subsidiary Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, certain of its Subsidiaries and the Trustee heretofore executed and delivered an Indenture, dated as of May 28, 2008 (as amended and supplemented by a Second Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of May 14, 2009, a Third Supplemental Indenture among the Company, one of its Subsidiaries, and the Trustee, dated as of October 19, 2009, a Fourth Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of November 2, 2010, and a Sixth Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of May 4, 2011, the “Indenture”), providing for the issuance of the Company’s 8.625% Senior Notes due 2018 (the “Senior Notes”) and Guarantees of the Senior Notes by certain of the Company’s Subsidiaries;

WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances a Restricted Subsidiary of the Company that is not already a Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor; and

WHEREAS, the Company, pursuant to the terms and provisions of the Indenture, proposes in and by this Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the Senior Notes in certain respects;

NOW, THEREFORE:

To comply with the provisions of the Indenture and in consideration of the premises provided for herein, the Guaranteeing Subsidiaries, the Company, the existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Senior Notes as follows:

ARTICLE ONE

GUARANTEE

SECTION 101         Guarantee.

Each of the Guaranteeing Subsidiaries hereby agrees by execution of this Supplemental Indenture, with respect to the Senior Notes, to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor to the extent provided for in Article X of the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201         Integral Part.

This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 202         General Definitions.

For all purposes of this Supplemental Indenture:

(a)         capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(b)         the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

SECTION 203         Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 204         The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors named herein.

SECTION 205         Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 206         Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first written above.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

GUARANTEEING SUBSIDIARIES:

CARRIZO (EAGLE FORD) LLC

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CARRIZO (NIOBRARA) LLC

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

EXISTING SUBSIDIARY GUARANTORS

BANDELIER PIPELINE HOLDING, LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

CARRIZO (MARCELLUS) LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

Signature Page - Eighth Supplemental Indenture

CARRIZO (MARCELLUS) WV LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

CARRIZO MARCELLUS HOLDING INC.

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

CLLR, INC.

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

HONDO PIPELINE, INC.

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

MESCALERO PIPELINE, LLC

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Signature Page - Eighth Supplemental Indenture